Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:

Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660

Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 2nd QUARTER 2007 EARNINGS
     Rockland, Massachusetts (July 19, 2007). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $6.6 million and diluted earnings per share of $0.46 for the quarter ended June 30, 2007. This represents a decrease of $1.7 million, or $0.09 per diluted share as compared to net income of $8.3 million and diluted earnings per share of $0.55 for the quarter ending June 30, 2007. For the six months ended June 30, 2007, net income was $13.2 million and diluted earnings per share were $0.92, a decrease of $3.0 million or $0.14 per diluted share as compared to net income of $16.2 million and diluted earnings per share of $1.06 for the six months ended June 30, 2006.
     Certain non-core items are included in the computation of earnings in accordance with generally accepted accounting principles (“GAAP”) in both 2007 and 2006 as indicated by the table below. In an effort to provide investors information regarding the Company’s results, the Company has disclosed certain non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

Dollars in Thousands, Except Per Share Data

	Three Months Ended
	June 30,
	2007	2006	$ Variance	% Variance
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,610	$8,290	(1,680)	-20.27%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	590	—	590	100.00%

NET OPERATING EARNINGS (NON-GAAP)	$7,200	$8,290	(1,090)	-13.15%

Diluted Operating Earnings Per Share	$0.51	$0.55	(0.04)	-7.27%

Dollars in Thousands, Except Per Share Data

	Six Months Ended
	June 30,
	2007	2006	$ Variance	% Variance
RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$13,236	$16,194	(2,958)	-18.27%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	590	—	590	100.00%
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	1,150	(1,150)	-100.00%
Less — BOLI Benefit Proceeds	—	(1,316)	1,316	100.00%
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	264	—	264	100.00%

NET OPERATING EARNINGS (NON-GAAP)	$14,090	$16,028	(1,938)	-12.09%

Diluted Operating Earnings Per Share	$0.98	$1.05	(0.07)	-6.67%

     Net operating earnings were $7.2 million or $0.51 on a per diluted share basis for the quarter ended June 30, 2007, compared to net operating earnings and diluted earnings per share for the quarter ending June 30, 2006 of $8.3 million and $0.55, respectively, which represents a decrease of $1.1 million, or $0.04 per diluted share. Net operating earnings were $14.1 million or $0.98 on a per diluted share basis for the six months ending June 30, 2007, compared to net operating earnings and diluted earnings per share for the six months ending June 30, 2006 of $16.0 million and $1.05, respectively, which represents a decrease of $1.9 million or $0.07 per diluted share.
     Comparing the three months ended June 30, 2007 to the same period last year, net interest income decreased $2.4 million or (9.2%), For the six months ended June 30, 2007 net interest income decreased $4.7 million or (9.0%) from the year ago period. In April 2007, the Company wrote-off approximately $907,000 of unamortized issuance costs related to a refinance of $25.0 million of Trust Preferred securities which the Company called on April 30, 2007. Excluding the write-off of the debt issuance costs, net interest income decreased $1.5 million and $3.8 million from the comparative three and six month periods in 2006, respectively, with the decreases primarily being attributable to a smaller balance sheet and an increase in the cost of deposits. The net interest margin for the three and six month periods ended June 30, 2007 was 3.85% and 3.84%, respectively. Excluding the debt issuance costs write-off, the net interest margin was 4.00% and 3.91% for the three and six month periods ending June 30, 2007 as compared to 3.89% for both the three and six months ended December 31, 2006. See the tables below for reconciliations of net interest income and the net interest margin as adjusted.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Dollars in Thousands	2007	2006	2007	2006

Net Interest Income GAAP	$23,433	$25,809	$47,421	$52,116
Add — Write-Off of Debt Issuance Cost	907	—	907	—

Net Interest Income as Adjusted	$24,340	$25,809	$48,328	$52,116

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net Interest Margin GAAP	3.85%	3.89%	3.84%	3.89%
Add — Write-Off of Debt Issuance Cost	0.15%	—	0.07%	—

Net Interest Margin as Adjusted	4.00%	3.89%	3.91%	3.89%

     The Company’s allowance for loan losses as a percentage of loans increased to 1.35% from the 1.32% reported at December 31, 2006. Provision for loan losses was $584,000 and $1.5 million for the quarter and six month period ending June 30, 2007, respectively, compared to $350,000 and $1.1 million for the year ago comparative periods. Net charge-offs were $748,000 and $1.6 million for the three and six months of 2007 as compared to $284,000 and $927,000 for the three and six months of 2006.
     Non-interest income increased by $817,000, or 11.3%, and by $2.2 million, or 16.1% during the three and six months ended June 30, 2007, respectively, as compared to the same period in the prior year. Excluding the losses on sale of securities and Bank Owned Life Insurance (“BOLI”) benefit proceeds recognized during 2006, non-interest income grew by $1.7 million, or 12.3%, in the six month period ending June 30, 2007, when compared to 2006. See the table below for a reconciliation of non-interest income as adjusted.

	Six Months Ended
	June 30,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$15,832	$13,642	$2,190	16.05%
Add — Net Loss on Sale of Securities	—	1,769	($1,769)	—
Less — BOLI Benefit Proceeds	—	(1,316)	$1,316	—

Non-Interest Income as Adjusted	$15,832	$14,095	$1,737	12.32%

➢	Service charges on deposit accounts decreased by $34,000, or (1.0%), and by $42,000, or (0.6%), for the three and six months ended June 30, 2006, as compared to the same periods in 2006.

➢	Wealth management revenue increased by $476,000, or 27.9%, and by $935,000, or 30.6%, for the three and six months ended June 30, 2007, as compared to the same period in 2006. Investment management income increased by $257,000, or 16.9%, and $541,000, or 19.5% for the three and six months ended June 30, 2007. Assets under administration at June 30, 2007 were $895.9 million, an increase of $180.1 million, or 25.2%, as compared to June 30, 2006. Retail wealth management revenue improved by $219,000, or 117.2%, and $394,000, or 141.4%, for the three and six months ended June 30, 2007, due to a change in the model of origination and an increase in sales.

➢	Mortgage banking income increased by $170,000, or 26.2%, and $126,000, or 8.6%, for the three and six months ended June 30, 2007, as compared to the same period in 2006. The balance of the mortgage servicing asset was $2.3 million and loans serviced amounted to $270.5 million as June 30, 2007.

➢	BOLI income decreased for the six month period by $1.3 million, or 59.3% due to the BOLI death benefit proceeds received during 2006.

➢	There were no gains or losses on the sale of securities during the second quarter of 2007 or 2006. No gain or losses on the sale of securities were recorded during the first six months of 2007. A $1.8 million loss on the sale of securities was recorded for the six months ended June 30, 2006.

➢	Other non-interest income increased by $284,000, or 35.6%, and $737,000, or 44.6%, for the three and six months ended June 30, 2007, as compared to the same period in 2006, largely attributable to the revenue associated with the new 1031 deferred exchange business.
     Non-interest expense increased by $1.3 million, or 6.1%, and $2.2 million, or 5.5%, for the three and six months ended June 30, 2007, as compared to the same period in 2006. Excluding executive early retirement costs, non-interest expense increased $1.8 million, or 4.5%, for the six months ending June 30, 2007, as compared to the same period in 2006. See the table below for a reconciliation of non-interest expense as adjusted.

	Six Months Ended
	June 30,
	2007	2006	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$43,357	$41,118	$2,239	5.45%
Less — Executive Early Retirement Costs	(406)	—	($406)	-100.00%

Non-Interest Expense as Adjusted	$42,951	$41,118	$1,833	4.46%

➢	Salaries and employee benefits increased by $941,000, or 7.8%, and $2.2 million, or 9.3%, for the three and six months ended June 30, 2007, as compared to the same periods in 2006. Included in salaries and benefits for the six month period are executive early retirement costs amounting to $406,000 recorded in the first quarter 2007. The remaining increase recorded in the first quarter 2007 in salaries and benefits is attributable to annual merit increases, the Compass Exchange Advisors acquisition at the beginning of 2007, commissions, and other new hires to support growth initiatives.

➢	Data processing and facilities management increased by $166,000, or 16.0%, and $194,000, or 9.3%, for the three and six month periods ending June 30, 2007, respectively as compared to the same periods in 2006. The increases are largely due to the outsourcing of the Bank’s computer support in the second quarter of 2006.
     Total assets decreased by $170.9 million, or (6.0%), from $2.8 billion at December 31, 2006 to $2.7 billion at June 30, 2007. This decrease is as a result of intentional decreases in the Company’s security portfolio and certain loan categories due to a combination of the flat yield curve environment and the profitability characteristics of these asset classes.
➢	Securities decreased by $56.9 million, or (11.0%), during the six months ending June 30, 2007. This decrease resulted mainly from calls of securities and normal portfolio amortization. The ratio of securities to total assets as of June 30, 2007 was 17.3%, as compared to 18.3% at December 31, 2006.

➢	Total loans decreased by $43.9 million, or (2.2%), during the six months ended June 30, 2007. Total commercial loans increased by $5.0 million, or 0.5%, with commercial real estate comprising most of the change with an increase of $10.6 million, or 1.4%. Consumer loans decreased $17.6 million, or (3.3%), with the auto loan portfolio decreasing by $28.0 million, or (13.5%), partially offset by a $11.3 million, or 4.1%, increase in home equity lending. Business banking loans totaled $66.1 million, an increase of $6.2 million, or 10.4%, and residential real estate loans decreased $37.6 million, or (9.5%), during the first six months of 2007.
     Total deposits of $2.1 billion at June 30, 2007 reflected a managed decrease of $38.3 million, or (1.8%), compared to December 31, 2006, consistent with balance sheet funding needs.

     Borrowings decreased by $115.6 million, or (23.4%), during the six months ending June 30, 2007 of which $25.8 million relates to the calling of the $25.0 million trust preferred securities as a part of the Company’s trust preferred refinancing strategy. The remaining decrease is due to the excess cash flow from the securities portfolio and certain loan categories being used to decrease wholesale borrowing.
     The Company reported return on average assets and return on average equity in the second quarter of 2007 of 0.98% and 12.07%, respectively, as compared to 1.14% and 14.90% for the same period in 2006.
     Stockholders’ equity at June 30, 2007 totaled $213.0 million, as compared to $229.8 million at December 31, 2006. The Tier 1 leverage capital ratio at June 30, 2007 was 8.19%, maintaining the Company’s well-capitalized position.
     As previously announced on December 14, 2006 the Company’s Board of Directors approved a common stock repurchase program to repurchase up to 1,000,000 shares of the Company’s outstanding common stock. During the six months ending June 30, 2007, the Company repurchased 805,747 shares of common stock at a weighted average price of $31.39.
     The allowance for loan losses was $26.7 million at June 30, 2007 as compared with $26.8 million at December 31, 2006. Nonperforming assets totaled $6.2 million at June 30, 2007 (0.23% of total assets), and $7.2 million (0.25% of total assets) reported at December 31, 2006.
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss second quarter earnings at 9:00 a.m. Eastern Time on Friday, July 20, 2007. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8035 reference: INDB. A replay of the call will be available by calling 1-877-660-6853, Account Number: 286, Conference ID: 246840. The web cast replay will be available until July 25, 2007 and the telephone replay will be available until October 20, 2007.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.7 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of

America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities gains. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

						June 30, 2007 vs.
	June 30,	December 31,	$	%	March 31,	March 31, 2007%
	2007	2006	Variance	Change	2007	Variance	Change
Assets
Cash and Due From Banks	$62,208	$62,773	(565)	-0.90%	$63,382	(1,174)	-1.85%
Fed Funds Sold and Short Term Investments	1,000	75,518	(74,518)	-98.68%	41,000	(40,000)	-97.56%
Securities
Trading Assets	1,703	1,758	(55)	-3.13%	1,646	57	3.46%
Securities Available for Sale	394,915	417,088	(22,173)	-5.32%	405,866	(10,951)	-2.70%
Securities Held to Maturity	47,568	76,747	(29,179)	-38.02%	61,973	(14,405)	-23.24%
Federal Home Loan Bank Stock	16,260	21,710	(5,450)	-25.10%	16,260	0	0.00%

Total Securities	460,446	517,303	(56,857)	-10.99%	485,745	(25,299)	-5.21%

Loans
Commercial and Industrial	172,383	174,356	(1,973)	-1.13%	171,650	733	0.43%
Commercial Real Estate	751,142	740,517	10,625	1.43%	740,591	10,551	1.42%
Commercial Construction	116,029	119,685	(3,656)	-3.05%	114,183	1,846	1.62%
Business Banking	66,109	59,910	6,199	10.35%	64,568	1,541	2.39%
Residential Real Estate	343,416	378,368	(34,952)	-9.24%	362,644	(19,228)	-5.30%
Residential Construction	5,675	7,277	(1,602)	-22.01%	5,838	(163)	-2.79%
Residential Loans Held for Sale	10,841	11,859	(1,018)	-8.58%	12,298	(1,457)	-11.85%
Consumer — Home Equity	288,271	277,015	11,256	4.06%	285,381	2,890	1.01%
Consumer — Auto	178,895	206,845	(27,950)	-13.51%	192,064	(13,169)	-6.86%
Consumer — Other	48,209	49,077	(868)	-1.77%	47,999	210	0.44%

Total Loans	1,980,970	2,024,909	(43,939)	-2.17%	1,997,216	(16,246)	-0.81%
Less — Allowance for Loan Losses	(26,650)	(26,815)	165	-0.62%	(26,815)	165	-0.62%

Net Loans	1,954,320	1,998,094	(43,774)	-2.19%	1,970,401	(16,081)	-0.82%

Bank Premises and Equipment	38,020	37,316	704	1.89%	38,454	(434)	-1.13%
Goodwill and Core Deposit Intangible	58,452	56,535	1,917	3.39%	58,533	(81)	-0.14%
Other Assets	83,587	81,380	2,207	2.71%	82,431	1,156	1.40%

Total Assets	$2,658,033	$2,828,919	(170,886)	-6.04%	$2,739,946	(81,913)	-2.99%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$500,924	$490,036	10,888	2.22%	$478,330	22,594	4.72%
Savings and Interest Checking Accounts	580,897	577,443	3,454	0.60%	590,920	(10,023)	-1.70%
Money Market	444,787	455,737	(10,950)	-2.40%	474,386	(29,599)	-6.24%
Time Certificates of Deposit	525,479	567,128	(41,649)	-7.34%	539,318	(13,839)	-2.57%

Total Deposits	2,052,087	2,090,344	(38,257)	-1.83%	2,082,954	(30,867)	-1.48%

Borrowings
Federal Home Loan Bank Borrowings	231,215	305,128	(73,913)	-24.22%	231,215	0	0.00%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	94,199	108,248	(14,049)	-12.98%	108,737	(14,538)	-13.37%
Junior Subordinated Debentures	51,547	77,320	(25,773)	-33.33%	77,320	(25,773)	-33.33%
Treasury Tax and Loan Notes	1,070	2,953	(1,883)	-63.77%	67	1,003	1497.01%

Total Borrowings	378,031	493,649	(115,618)	-23.42%	417,339	(39,308)	-9.42%

Total Deposits and Borrowings	2,430,118	2,583,993	(153,875)	-5.95%	2,500,293	(70,175)	-2.81%
Other Liabilities	14,957	15,143	(186)	-1.23%	18,157	(3,200)	-17.62%
Stockholders’ Equity	212,958	229,783	(16,825)	-7.32%	221,496	(8,538)	-3.85%

Total Liabilities and Stockholders’ Equity	$2,658,033	$2,828,919	(170,886)	-6.04%	$2,739,946	(81,913)	-2.99%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended				Year to Date
	June 30,			Percent	June 30,			Percent
	2007	2006	Variance	Change	2007	2006	Variance	Change
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$289	$52	237	455.77%	733	$152	581	382.24%
Interest and Dividends on Securities	5,526	7,073	(1,547)	-21.87%	11,506	14,971	(3,465)	-23.14%
Interest on Loans	33,788	34,082	(294)	-0.86%	67,487	66,786	701	1.05%

Total Interest Income	39,603	41,207	(1,604)	-3.89%	79,726	81,909	(2,183)	-2.67%

INTEREST EXPENSE
Interest on Deposits	10,816	9,404	1,412	15.01%	21,910	17,864	4,046	22.65%
Interest on Borrowed Funds	5,354	5,994	(640)	-10.68%	10,395	11,929	(1,534)	-12.86%

Total Interest Expense	16,170	15,398	772	5.01%	32,305	29,793	2,512	8.43%

Net Interest Income	23,433	25,809	(2,376)	-9.21%	47,421	52,116	(4,695)	-9.01%
Less — Provision for Loan Losses	584	350	234	66.86%	1,475	1,100	375	34.09%

Net Interest Income after Provision for Loan Losses	22,849	25,459	(2,610)	-10.25%	45,946	51,016	(5,070)	-9.94%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,531	3,565	(34)	-0.95%	6,941	6,983	(42)	-0.60%
Wealth Management Services Income	2,180	1,704	476	27.93%	3,994	3,059	935	30.57%
Mortgage Banking Income	820	650	170	26.15%	1,594	1,468	126	8.58%
BOLI Income	427	506	(79)	-15.61%	915	2,250	(1,335)	-59.33%
Net Loss/Gain on Sale of Securities	—	—	—	—	—	(1,769)	1,769	-100.00%
Other Non-Interest Income	1,081	797	284	35.63%	2,388	1,651	737	44.64%

Total Non-Interest Income	8,039	7,222	817	11.31%	15,832	13,642	2,190	16.05%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	13,013	12,072	941	7.79%	26,166	23,937	2,229	9.31%
Occupancy and Equipment Expenses	2,607	2,526	81	3.21%	5,161	5,239	(78)	-1.49%
Data Processing and Facilities Management	1,202	1,036	166	16.02%	2,290	2,096	194	9.26%
Other Non-Interest Expense	5,083	5,012	71	1.42%	9,740	9,846	(106)	-1.08%

Total Non-Interest Expense	21,905	20,646	1,259	6.10%	43,357	41,118	2,239	5.45%

INCOME BEFORE INCOME TAXES	8,983	12,035	(3,052)	-25.36%	18,421	23,540	(5,119)	-21.75%

PROVISION FOR INCOME TAXES	2,373	3,745	(1,372)	-36.64%	5,185	7,346	(2,161)	-29.42%

NET INCOME	$6,610	$8,290	(1,680)	-20.27%	13,236	$16,194	(2,958)	-18.27%

BASIC EARNINGS PER SHARE	$0.47	$0.55		-14.55%	0.93	$1.07		-13.08%
DILUTED EARNINGS PER SHARE	$0.46	$0.55		-16.36%	0.92	$1.06		-13.21%
BASIC AVERAGE SHARES	14,101,468	14,999,127		-5.98%	14,282,226	15,159,252		-5.79%
DILUTED AVERAGE SHARES	14,231,264	15,161,874		-6.14%	14,428,323	15,318,724		-5.81%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.85%	3.89%		-1.03%	3.84%	3.89%		-1.29%
Return on Average Assets	0.98%	1.14%		-14.04%	0.97%	1.10%		-11.82%
Return on Average Equity	12.07%	14.90%		-18.99%	11.90%	14.31%		-16.84%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,610	$8,290	(1,680)	-20.27%	13,236	$16,194	(2,958)	-18.27%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	590	—			590	—
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	—			—	1,150
Less — Net Gain on Sale of Securities, net of tax	—	—			—	—
Less — BOLI Benefit Proceeds, net of tax	—	—			—	(1,316)
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—			264	—

NET OPERATING EARNINGS	$7,200	$8,290	(1,090)	-13.15%	14,090	$16,028	(1,938)	-12.09%

Diluted Earnings Per Share, on an Operating Basis	$0.51	$0.55		-7.27%	0.98	$1.05		-6.67%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended June 30,
		2007			2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$1,000	$20,962	$289	5.51%	$4,005	$52	5.19%
Securities:
Trading Assets	1,703	1,647	9	2.19%	1,597	6	1.50%
Taxable Investment Securities	407,432	418,893	4,975	4.75%	582,922	6,405	4.40%
Non-taxable Investment Securities (1)	51,311	51,893	834	6.43%	58,036	1,018	7.02%

Total Securities:	460,446	472,433	5,818	4.93%	642,555	7,429	4.62%

Loans (1)	1,980,970	1,987,156	33,911	6.83%	2,051,032	34,177	6.67%
Total Interest-Earning Assets	$2,442,416	$2,480,551	$40,018	6.45%	$2,697,592	$41,658	6.18%

Cash and Due from Banks	62,208	60,949			58,671
Other Assets	153,409	148,875			152,569

Total Assets	$2,658,033	$2,690,375			$2,908,832

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$580,897	$580,449	$1,994	1.37%	$560,402	$999	0.71%
Money Market	444,787	467,846	3,509	3.00%	520,827	3,505	2.69%
Time Deposits	525,479	522,282	5,313	4.07%	549,066	4,900	3.57%

Total interest-bearing deposits:	1,551,163	1,570,577	10,816	2.75%	1,630,295	9,404	2.31%
Borrowings:
Federal Home Loan Bank Borrowings	$231,215	$238,246	$2,668	4.48%	$383,200	$4,165	4.35%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	94,199	99,300	733	2.95%	107,927	699	2.59%
Junior Subordinated Debentures	51,547	59,760	1,935	12.95%	51,546	1,117	8.67%
Other Borrowings	1,070	997	18	7.22%	1,216	13	4.28%

Total Borrowings:	378,031	398,303	5,354	5.38%	543,889	5,994	4.41%

Total Interest-Bearing Liabilities	$1,929,194	$1,968,880	$16,170	3.29%	$2,174,184	$15,398	2.83%

Demand Deposits	500,924	488,571			492,945

Other Liabilities	14,957	13,878			19,131

Total Liabilities	$2,445,075	$2,471,329			$2,686,260
Stockholders’ Equity	212,958	219,046			222,572

Total Liabilities and Stockholders’ Equity	$2,658,033	$2,690,375			$2,908,832

Net Interest Income			$23,848			$26,260

Interest Rate Spread (2)				3.17%			3.35%

Net Interest Margin (3)				3.85%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,052,087	$2,059,148	$10,816		$2,123,240	$9,404
Cost of Total Deposits				2.10%			1.77%
Total Funding Liabilities, including Demand Deposits	$2,430,118	$2,457,451	$16,170		$2,667,129	$15,398
Cost of Total Funding Liabilities				2.63%			2.31%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $415 and $451 for the three months ended March 31, 2007 and 2006, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Six Months Ended June 30,
		2007			2006
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$1,000	$27,265	$733	5.38%	$6,914	$152	4.40%
Securities:
Trading Assets	1,703	1,669	23	2.76%	1,576	19	2.41%
Taxable Investment Securities	407,432	433,625	10,377	4.79%	611,327	13,620	4.46%
Non-taxable Investment Securities (1)	51,311	52,722	1,701	6.45%	59,777	2,049	6.86%

Total Securities:	460,446	488,016	12,101	4.96%	672,680	15,688	4.66%
Loans (1)	1,980,970	1,995,143	67,727	6.79%	2,047,030	66,975	6.54%

Total Interest-Earning Assets	$2,442,416	$2,510,424	$80,561	6.42%	$2,726,624	$82,815	6.07%

Cash and Due from Banks	62,208	60,142			59,840
Other Assets	153,409	148,560			151,456

Total Assets	$2,658,033	$2,719,126			$2,937,920

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$580,897	$576,067	$3,794	1.32%	$567,135	$1,908	0.67%
Money Market	444,787	468,603	7,049	3.01%	533,091	6,852	2.57%
Time Deposits	525,479	540,289	11,067	4.10%	543,292	9,104	3.35%

Total interest-bearing deposits:	1,551,163	1,584,959	21,910	2.76%	1,643,518	17,864	2.17%
Borrowings:
Federal Home Loan Bank Borrowings	$231,215	$245,471	$5,459	4.45%	$399,551	$8,331	4.17%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	94,199	102,483	1,585	3.09%	107,589	1,335	2.48%
Junior Subordinated Debentures	51,547	68,492	3,326	9.71%	51,546	2,235	8.67%
Other Borrowings	1,070	792	25	6.31%	1,329	28	4.21%

Total Borrowings:	378,031	417,238	10,395	4.98%	560,015	11,929	4.26%

Total Interest-Bearing Liabilities	$1,929,194	$2,002,197	$32,305	3.23%	$2,203,533	$29,793	2.70%

Demand Deposits	500,924	480,671			489,490

Other Liabilities	14,957	13,816			18,544

Total Liabilities	$2,445,075	$2,496,684			$2,711,567
Stockholders’ Equity	212,958	222,442			226,353

Total Liabilities and Stockholders’ Equity	$2,658,033	$2,719,126			$2,937,920

Net Interest Income			$48,256			$53,022

Interest Rate Spread (2)				3.19%			3.37%

Net Interest Margin (2)				3.84%			3.89%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,052,087	$2,065,630	$21,910		$2,133,008	$17,864
Cost of Total Deposits				2.12%			1.68%
Total Funding Liabilities, including Demand Deposits	$2,430,118	$2,482,868	$32,305		$2,693,023	$29,793
Cost of Total Funding Liabilities				2.60%			2.21%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $835 for the six months ended June 30, 2007 and $893 for the six months ended June 30, 2006.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	June 30,	December 31,	June 30,
	2007	2006	2006
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$301	$872	$322
Business Banking Loans	$343	$74	$80
Commercial Real Estate Loans	$2,013	$2,346	$2,801
Residential Real Estate Loans	$1,927	$2,318	$918
Installment Loans — Home Equity	$373	$358	$16
Installment Loans — Auto	$810	$703	$690
Installment Loans — Other	$91	$308	$100

Total Nonperforming Loans	$5,858	$6,979	$4,927

Other Real Estate Owned	$305	$190	$0
Nonperforming Assets	$6,163	$7,169	$4,927

Net charge-offs (year to date)	$1,639	$2,733	$927
Net charge-offs to average loans (annualized)	0.16%	0.14%	0.09%

Nonperforming Loans/Gross Loans	0.30%	0.34%	0.24%
Allowance for Loan Losses/Nonperforming Loans	454.93%	384.22%	544.16%
Loans/Total Deposits	96.53%	96.87%	94.02%
Allowance for Loan Losses/Total Loans	1.35%	1.32%	1.31%

Financial Ratios
Book Value per Share	$15.31	$15.65	$14.65
Tangible Capital/Tangible Asset	5.94%	6.25%	5.57%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.50%	6.76%	6.07%
Tangible Book Value per Share	$11.11	$11.80	$10.81
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.15	$12.76	$11.80

Capital Adequacy
Tier one leverage capital ratio (1)	8.19%	8.05%	7.67%

(1)	Estimated number for June 30, 2007
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.